UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

VERIFONE SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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This filing consists of the following document:

•	Letter to clients of Verifone sent April 16, 2018.

Dear [Client],

This is an exciting time for Verifone. Our business continues to grow, our products are succeeding in the marketplace, and our relationships with our clients have never been stronger. We are operating from a position of strength – not only financially, but also with respect to our products and our innovation that’s driving the entire industry. This strength is reflected in our recent results and in the opportunities ahead for Verifone.

Verifone’s future is bright with Engage, Carbon and Verifone Connect.

Our Engage and Carbon product lines are illustrative of how far we have come. The new capabilities possible through Engage and Carbon have been recognized and applauded by our acquirer, bank and merchant clients around the world. Our clients are particularly excited because these next generation devices allow for a game-changing new offering called Verifone Connect, which provides end to end capability that allows new services to be offered through our systems more quickly while maintaining the highest level of security. Launching and supporting Engage, Carbon and Verifone Connect are core to our growth strategy.

Our financial results are strong and reflect the significant progress we have made with our business.

In the first quarter, we continued to deliver strong results showing momentum towards achieving our strategic priorities. We delivered GAAP net revenues of $437 million, driven by performance in our Services business line, which outperformed our first quarter outlook.

We are embarking on a new and exciting chapter for Verifone.

Our recently announced transaction with Francisco Partners is a direct result of the success we have achieved and will allow us to capitalize on the opportunities ahead. Francisco Partners is a preeminent private equity firm with deep roots in the payments industry. They have successfully invested in a number of companies in our industry and their interest in Verifone is testament to our strong position in the market. In addition to the financial investments we expect they will make in the Company, the collective experience of their team will allow us to accelerate and enhance the services and solutions our clients rely on. Francisco Partners is committed to supporting our vision to create a best-in-class payments and commerce solutions provider.

Our number one commitment is to you. Our clients rely on us for mission critical needs and we will not let you down.

The reaction to the transaction with Francisco Partners continues to be overwhelmingly positive. We are gratified that many of you share our enthusiasm about our future. Let me also assure you that our transaction with Francisco Partners does not affect the way we do business or serve our clients. It’s business as usual for all of us at Verifone and we are committed to serving as your most trusted, secure and innovative technology partner for payments and commerce solutions.

The best is yet to come.

Thank you for your trust in Verifone. We deeply value our partnership and believe the best is yet to come. Please reach out to me directly if you have any questions.

Sincerely,

Paul Galant

Chief Executive Officer

Verifone

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of Verifone, including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: the parties’ ability to meet expectations regarding the timing and completion of the merger, the risk that Verifone stockholders do not approve the merger, the occurrence of any event, change or other circumstance that would give rise to the termination of the merger agreement, the response by stockholders to the merger, the failure to satisfy each of the conditions to the consummation of the merger, including but not limited to, the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger on acceptable terms, or at all, the disruption of management’s attention from ongoing business operations due to the merger, the effect of the announcement of the merger on Verifone’s relationships with its customers, suppliers, operating results and business generally, the risk that any announcements relating to the merger could have adverse effects on the market price of Verifone’s common stock, the outcome of any legal proceedings related to the merger, employee retention as a result of the merger, and risks and uncertainties affecting the operations of our business, included in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q.

The forward-looking statements speak only as of the date such statements are made. Verifone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Verifone by Francisco Partners. In connection with the proposed acquisition, Verifone and Francisco Partners intend to file relevant materials with the SEC, including Verifone’s proxy statement on Schedule 14A. STOCKHOLDERS OF VERIFONE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING VERIFONE’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov, and Verifone stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Verifone. Such documents are not currently available.

Participants in Solicitation

Verifone and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Verifone common stock in respect of the proposed transaction. Information about the directors and executive officers of Verifone is set forth in the proxy statement for Verifone’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on February 8, 2018. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.